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                                                                     EXHIBIT 4.8


                          REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement (the "Agreement") is made pursuant to the Note Purchase Agreement, dated as of May 17, 1995 among American Shared Hospital Services, a California corporation (the "Company"), the Holders referred to therein (the "Note Purchase Agreement") and General Electric Company, a New York corporation acting through GE Medical Systems. In order to induce the Holders to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                 The parties hereby agree as follows:

1.       Definitions

                 Capitalized terms used by not otherwise defined herein shall have the meaning given thereto in the Note Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                 Advice:  See Section 5 hereof.

                 Common Stock:  The common stock, no par value, of the Company.

                 DTC:  See Section 5 hereof.

                 GE Warrant:  Warrants to purchase 225,000 shares of Common
Stock.

                 Losses:  See Section 7 hereof.

                 NASDAQ:  See Section 5 hereof.

                 Person: Any individual, partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                 Piggyback Registration:  See Section 3 hereof.

                 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously

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omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 Registrable Securities: The Shares and Warrants and the
GE Warrant, upon the respective original issuance thereof, and at all times subsequent thereto, until, in the case of any such security, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k) or (iii) it is distributed to the public pursuant to Rule 144.

                 Registration Expenses:  See Section 6 hereof.

                 Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                 Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 Shareholder: Each of the shareholders party hereto and GE Medical Systems and any party who shall hereafter acquire from a Shareholder and hold Registrable Securities.

                 Shares: Any shares of capital stock of the Company owned by any Shareholder, whether owned on the date hereof or hereafter acquired, including (without limitation) any shares issued upon exercise of the Warrants or the GE Warrant.


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                 Special Counsel:  Any special counsel to the Shareholders, the fees and expenses of which the Shareholders of Registrable Securities will be reimbursed pursuant to Section 7(b) hereof.

                 Underwritten registration or underwritten offering: A registration in which securities of the Company are to be sold to an underwriter for reoffering to the public.

                 Warrants: Any warrants to purchase shares of Common Stock owned by any Shareholder, whether owned on the date hereof or hereafter acquired.

                 Warrant Shares: The shares of Common Stock issued upon exercise of the Warrants in accordance with the terms thereof.

2.       Shelf Registration

                          (a)  The Company shall, on or prior to July 31, 1995
prepare and file with the SEC a Registration Statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering all the Registrable Securities (the "Shelf Registration").

                          (b)  The Shelf Registration shall be on Form S-1 or
another appropriate Form (reasonably acceptable to the holders of the Registrable Securities offered thereby) permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration.

                          (c)  The Company shall use its best efforts to cause
the Shelf Registration to become effective under the Securities Act on or prior to 60 days after the filing thereof and shall keep the Shelf Registration continuously effective for a period of 36 months from the date on which the Shelf Registration becomes effective under the Securities Act (subject to extension pursuant to Section 4(a) and Section 5 hereof), or such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration have been sold. The Company shall also supplement or make amendments to the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company or if required by the Securities


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Act or if reasonably requested by holders of a majority of the Registrable
Securities covered by the Shelf Registration or any underwriter of the Registrable Securities.

                          (d)  If any of the Registrable Securities registered
pursuant to the Shelf Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriter advises the Shareholders of such securities in writing that in its opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities held by the Shareholders that in the opinion of such managing underwriter can be sold, and such Registrable Securities shall be allocated pro rata on the basis of the number or dollar amount of securities owned by each such Shareholder participating in such offering.

3.       Piggyback Registration

                          (a)  Right to Piggyback. If at any time the Company
proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4 or S-8 or any successor forms thereto, or (ii) filed in connection with an offering made solely to employees of the Company), whether or not for its own account, then the Company shall give written notice of such proposed filing to the Shareholders of Registrable Securities at least fifteen days before the anticipated filing date. Such notice shall offer such Shareholders the opportunity to register such amount of Registrable Securities as each such Shareholder may request (a "Piggyback Registration"). Subject to
Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein. The Shareholders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                          (b)  Priority on Piggyback Registrations. The Company
shall cause the managing underwriter of a proposed underwritten offering to permit Shareholders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such offering delivers an opinion to the holders of Registrable Securities that the total number or dollar amount of securities that such Shareholders, the Company and any other Persons having rights to participate in


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such registration ("Other Holders"), propose to include in such offering is such as to materially and adversely affect the success of such offering, then:

                                  (i) if such Piggyback Registration is a
primary registration on behalf of the Company, the amount of securities to be offered for the account of Shareholders of Registrable Securities and Other Holders, shall be reduced (to zero if necessary) pro rata on the basis of the number or dollar amounts of securities owned by each such holder participating in such offering to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and

                                  (ii) if such Piggyback Registration is an
underwritten secondary registration on behalf of holders of securities of the Company pursuant to demand registration rights, the Company shall include in such registration: (x) first, up to the full number or dollar amount of securities of such Persons exercising "demand" registration rights that in the opinion of such managing underwriter or underwriters can be sold or allocated among such holders as they may otherwise so determine, and (y) second, any securities to be sold for the account of the Company and (z) third, the number or dollar amount of Registrable Securities and securities held by Shareholders and Other Holders in excess of the amount of securities such Persons exercising "demand" registration rights propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the Shareholders of such Registrable Securities and Other Holders on the basis of the number or dollar amount of securities owned by such holders).

4.       Hold-Back Agreements

                          (a)  Restrictions on Sale by Shareholders of
Registrable Securities. Each Shareholder agrees not to effect any sale or transfer of the Registrable Securities issued to it as part of the consideration under the Note Purchase Agreement until the earlier to occur of (i) September 17, 1995, and (ii) the shareholder vote with respect to the Additional Issuance. In addition, each Shareholder whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 2 or 3 hereof, agrees that, if such Shareholder is requested (pursuant to a timely written notice) by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement. If a request is made pursuant to this Section 4(a), the time period during which a Shelf Registration is required to remain continu-


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ously effective pursuant to Section 2(c) shall be extended by 100 days or such shorter period that will terminate when all such Registrable Securities not so included have been sold pursuant to such Registration Statement.

                          (b)  Restrictions on Sale by the Company and Others.
The Company shall not effect any registration of its securities (other than a registration statement on Form S-8 or any successor form thereto), or effect any public or private sale or distribution of any of its securities other than in connection with the Additional Issuance, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities (other than pursuant to and in accordance with this Agreement), (i) from the date hereof until 90 days after the effective date of the Shelf Registration, and (ii) for a 90 day period from the date of each notice to the Company of a Shareholder's intent to sell Registrable Securities pursuant to an underwritten public offering, unless the Company shall have first notified in writing the Shareholders of Registrable Securities covered by such Registration Statement of its intention to do so, and the Shareholders of a majority of the Registrable Securities requested to be registered pursuant to Section 2 shall have consented thereto in writing; provided that the Company shall not be obligated to refrain from sales or transfers pursuant to clause (ii) above with respect to more than one such underwritten public offering during any 12-month period.

                 The Company shall cause each holder of its equity securities purchased from the Company at any time on or after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144.

5.       Registration Procedures

                 In connection with the Company's registration obligations pursuant to Sections 2 and 3 hereof, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                          (a)  Prepare and file with the SEC a Registration
Statement or Registration Statements on any appropriate Form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to


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be incorporated therein by reference) the Company shall furnish to the
Shareholders of the Registrable Securities covered by such Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Shareholders, the Special Counsel and such underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the Shareholders of a majority of the Registrable Securities covered by such Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object to the contents thereof on a timely basis.

                          (b)  Prepare and file with the SEC such amendments and
post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented.

                          (c)  Notify the selling Shareholders of Registrable
Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 5(m) below (including any underwriting agreement) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document


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incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact required to be stated therein is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                          (d)  Use every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                          (e)  If requested by the managing underwriters, if
any, or any Shareholder of Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Shareholder agree should be included therein as may be required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to any Registration Statement.

                          (f)  Furnish to each selling Shareholder of
Registrable Securities, the Special Counsel and each managing underwriter, if any, without charge, (i) at least one signed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference or deemed incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC and (ii) as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may request. The Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Shareholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.


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                          (g)  Prior to any public offering of Registrable
Securities, to register or qualify or cooperate with the selling Shareholders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

                          (h)  Cooperate with the selling Shareholders of
Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be registered in such names as the managing underwriters, if any, request at least two business days prior to any sale of Registrable Securities to the underwriters.

                          (i)  Cause the Registrable Securities covered by the
applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

                          (j)  Upon the occurrence of any event contemplated by
paragraph 5(c)(vi) or 5(c)(vii) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (k)  Cause all Registrable Securities covered by such
Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted on the National


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Association of Securities Dealers Automated Quotation System ("NASDAQ") or the
National Market System of NASDAQ if the securities so qualify.

                          (l)  Enter into such agreements (including an
underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the managing underwriters, if any, or the Shareholders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Shareholders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Shareholders of a majority of the Registrable Securities being sold) addressed to each selling Shareholder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Shareholders and underwriters, including without limitation the matters referred to in paragraph 5(m)(i) above; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Shareholder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the Shareholders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                          (m)  Make available for inspection by a representative
of the Shareholders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, if any, and any attorney or accountant retained by


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such selling Shareholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

                          (n)  File any reports required to be filed by it under
the Securities Act and the Securities Exchange Act of 1934, as amended, and that it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

                          (o)  Use its best efforts to comply with all
applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                          (p)  Prior to the effective date of the Shelf
Registration or the first Piggy-Back Registration, whichever shall occur first,
(i) provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company ("DTC"), and (ii) provide a CUSIP number for the Registrable Securities.

                          (q)  In connection with an underwritten offering,
participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including, without


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limitation, participating in "road shows"; provided that the Company shall not be obligated so to participate in more than one such offering in any 12-month period.




                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing.

                 Each Shareholder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, such Shareholder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Shareholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period mentioned in Section 2(c) hereof shall be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice.

6.       Registration Expenses

                          (a)  All fees and expenses incident to the performance
of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or "blue sky" laws (including without limitation fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing under-

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writers, if any, or Shareholders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the Shareholders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section (5)(m)(iii) hereof (including the expenses of any annual or special audit and "cold comfort" letters required by or incident to such performance), and (vi) fees and expenses of all other Persons retained by the Company.

                          (b)  In connection with any Shelf Registration or
Piggyback Registration hereunder, the Company shall reimburse the Shareholders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling Shareholders in the exercise of the reasonable judgment of counsel for the selling Shareholders and counsel for the Company), together with appropriate local counsel, chosen by the Shareholders of a majority of the Registrable Securities being registered.

7.       Indemnification

                          (a)  Indemnification by the Company. The Company
shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder of Registrable Securities, the partners, officers, directors, agents and employees of each of them, each Person who controls such Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the partners, officers, directors, agents and employees of each such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of preparation and attorneys' fees) and expenses (collectively, "Losses") to be reimbursed promptly, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such Shareholder expressly for use therein. The Company shall also indemnify each underwriter, selling broker, dealer manager and similar securities industry professional participating in the distribution, and each of their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                          (b)  Indemnification by Shareholder of Registrable
Securities. In connection with any Registration Statement in which a Shareholder of Registrable Securities is participating, such Shareholder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in and in conformity with any information so furnished in writing by such Shareholder to the Company expressly for use in such Registration Statement or Prospectus and that such information was solely relied upon by the Company in preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event shall the liability of any selling Shareholder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                          (c)  Conduct of Indemnification Proceedings. If any
Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within five days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party shall not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any Proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                          (d)  Contribution. If the indemnification provided for
in this Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an indemnifying party that is a selling Shareholder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this
Section 7 shall survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any Shareholder or any termination of this Agreement.

8.       Underwritten Registrations

                 If any of the Registrable Securities covered by a Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Shareholders of a majority of such Registrable Securities included in such offering. If any Piggyback Registration is an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and managers to administer the offering; provided, however, that such investment bank or manager shall be reasonably satisfactory to the Shareholders of a majority of the Registrable Securities included in such offering.

9.       Miscellaneous

                          (a) Remedies. In the event of a breach by the Company
of its obligations under this Agreement, each Shareholder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                          (b) No Inconsistent Agreements. The Company has not,
as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Shareholders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered into any agreement with respect to its securities granting any registration rights to any Person other than this Agreement.

                          (c) Amendments and Waivers. This Agreement may be
amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided the same are in writing and signed by the Company and each of the Shareholders of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Shareholders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Shareholders of Registrable Securities may, in lieu of complying with the first sentence of this Section 9(c), be given by all Shareholders of the Registrable Securities being sold; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                          (d) Notices. All notices and other communications
provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

                                  (x) if to a Shareholder of Registrable
         Securities, at the most current address given by such Shareholder to the Company in accordance with the provisions of this Section 9(d), which address initially is the address set forth on its respective signature page attached hereto; and

                                  (y) if to the Company, initially at Four
         Embarcadero Center, Suite 3620, San Francisco, California 94111-4115,
         Fax: (415) 788-5660, Attention: Chief Executive Officer, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(d);

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                          (e) Owner of Registrable Securities. The Company will
maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock and the Warrants, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation, the giving of notices under this Agreement.

                          (f) Successors and Assigns. This Agreement shall be
binding upon and shall inure to the benefit of any and all successors and assigns of each of the parties and shall inure to the benefit of each Shareholder of any Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Shareholder of any Registrable Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement (i) until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations or (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights.

                          (g) Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                          (h) Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                          (j) Severability. If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                          (k) Attorneys' Fees. In any action or proceeding
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                               AMERICAN SHARED HOSPITAL SERVICES


                               By:_______________________________
                               Name:
                               Title:

                                AIF II, L.P.
                                By:  Apollo Advisors, L.P.
                                       Managing General Partner

                                By:  Apollo Capital Management, Inc.
                                       General Partner

                                       By:___________________________
                                       Its:__________________________

                                1999 Avenue of the Stars, Suite 1900
                                Los Angeles, California  90067
                                Attn:  Pandora Pang
                                Fax:   (310) 201-4198

                                ANCHOR NATIONAL LIFE INSURANCE COMPANY


                                By:_______________________________
                                Name:
                                Title:

                                Address for Notice:

                                1999 Avenue of the Stars, 38th Floor
                                Los Angeles, California  90067
                                Attn:
                                Fax:   (310) 772-6150


                                GENERAL ELECTRIC COMPANY
                                acting through GE MEDICAL SYSTEMS


                                By:_______________________________
                                Name:
                                Title:

                                Address for Notice:

                                20825 Swensen Drive, Suite 100
                                Waukesha, Wisconsin  53186
                                Attn:  Investment Manager
                                Fax:   (414) 798-4528

                                 GRACE BROTHERS, LTD.



                                 By:_______________________________
                                 Name:
                                 Title:

                                 Address for Notice:

                                 1000 West Diversey Street, Suite 233
                                 Chicago, Illinois  60614
                                 Attn:  Bradford Whitmore
                                 Fax:       (312) 868-0509


                                 LION ADVISORS, L.P.
                                  on behalf of an account under
                                  management

                                  By:  Lion Capital Management, Inc.
                                           General Partner


                                           By:___________________________
                                           Its:__________________________

                                 Address for Notice:

                                 1999 Avenue of the Stars, Suite 1900
                                 Los Angeles, California  90067
                                 Attn:  Pandora Pang
                                 Fax:   (310) 201-4198

                                SUN LIFE INSURANCE COMPANY OF AMERICA


                                By:_______________________________
                                Name:
                                Title:

                                Address for Notice:

                                1999 Avenue of the Stars, 38th Floor
                                Los Angeles, California  90067
                                Attn:
                                Fax:   (310) 772-6150


                                SUNAMERICA INC.


                                By:_______________________________
                                Name:
                                Title:

                                Address for Notice:

                                1999 Avenue of the Stars, 38th Floor
                                Los Angeles, California  90067
                                Attn:
                                Fax:   (310) 772-6150

                                UPCHURCH LIVING TRUST  U/A/D 12/14/90


                                By:_______________________________
                                Name:
                                Title:


                                Address for Notice:

                                James B. Upchurch
                                C/O Libra Investments, Inc.
                                11766 Wilshire Boulevard, Suite 870
                                Los Angeles, California  90025
                                Fax:     (310) 312-5666